March 1, 2001

Via airborne and electronically

Securities and Exchange Commission
Judiciary Plaza 450 Fifth Street, N.W.
Washington, DC  20549

Re:	Heartland Group, Inc.
	1933 Act Reg. No. 33-11371
	1940 Act File No.  811-4982
	Paper Exhibits to Form N-SAR for period ended 12/31/00

Ladies and Gentlemen:

Enclosed for filing on behalf of Heartland Group, Inc.
(the Registration") are four complete copies, including one original, of Form SE for submission of Paper Format Exhibits by Electronic Filers in connection with the Registrant's Form N-SAR for the period ended 12/31/00, including exhibits. The Attachments filed herewith are in response to the following:

* Sub Item 77B -Accountant's reports on internal controls filed with respect to Heartland Wisconsin Tax Free Fund and with respect to Heartland Select Value Fund, Heartland Value Plus
Fund, Heartland Value Fund

* Sub-Item 77C-Submission of matters to vote of securities holders of Heartland Government Fund

* Sub-Item 77E-Legal proceedings naming Heartland Group, Inc.
(and its two series Heartland Short Duration High-Yield
Municipal Fund and Heartland High-Yield Municipal Fund) as defendants

* Sub-Item 77J- Revaluation of assets discussing fair value pricing procedures used with respect to the Heartland Taxable
Short Duration Municipal Fund, the Heartland Short Duration
High-Yield Municipal Fund and the Heartland High-Yield
Municipal Fund

* Sub-Item 77Q- Exhibits
-Articles Supplementary dated 8/8/00

The Registrant's Form N-SAR is being filed electronically with the Commission as of the date of this letter. In connection therewith, Form 12b-25 is being filed with the Commission providing notification of late filing of information required by certain items of Form N-SAR for the Heartland Taxable
Short Duration Municipal Fund, the Heartland Short Duration High-Yield Municipal Fund and the Heartland High-Yield Municipal Fund with respect to which audited financial statements for the reporting period are not available as of the date of this letter.

Please acknowledge receipt hereof by date stamping the enclosed copy of this letter and returning it in the postage paid envelope provided with this letter.

Sincerely,


Nicole J. Best
Treasurer